Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2005 (except Note 1, as to which the date is January 27, 2006), in Pre-Effective Amendment No. 6 to the Registration Statement (Form S-1 No. 333-123288) and related Prospectus of Valera Pharmaceuticals, Inc. for the registration of 3,750,000 shares of its common stock.
/s/ Ernst & Young LLP
MetroPark, New Jersey
January 30, 2006